UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
___________________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Sionna Therapeutics, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11.

Sionna Therapeutics, Inc.
21 Hickory Drive, Suite 500
Waltham, MA 02451
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held June 17, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders of Sionna Therapeutics, Inc. (the “Annual Meeting”) will be held online on June 17, 2026 at 12:00 p.m. Eastern Time. The Annual Meeting will be held virtually, and you may attend the meeting via the Internet at www.virtualshareholdermeeting.com/SION2026, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxyvote.com, prior to the deadline of June 16, 2026, at 11:59 p.m. Eastern Time. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials (the “Notice”) being mailed to you separately in order to attend the Annual Meeting.
Stockholders of record at the close of business on April 21, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The purpose of the Annual Meeting is the following:
1.To elect four class II directors to our board of directors, to serve until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of each of the four nominees for class II directors and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026.
This year, we are following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders the Notice instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”). We are mailing the Notice on or about April 27, 2026, and it contains instructions on how to access both the 2025 Annual Report and accompanying proxy statement (the “Proxy Materials”) over the Internet. This method provides our stockholders with expedited access to Proxy Materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the Proxy Materials, free of charge, please follow the instructions on the Notice.
The Annual Meeting will be conducted in virtual format only. To be admitted to the virtual Annual Meeting, you must register in advance at www.proxyvote.com, using the 16-digit control number found on your proxy card or voting instruction form. Please note that the registration deadline is June 16, 2026 at 11:59 p.m. Eastern Time. You will not be able to attend the Annual Meeting unless you register by the deadline. Upon completing your registration, you will receive further instructions via e-mail that will allow you to access the Annual Meeting. You will not be able to attend the Annual Meeting in person.
Whether or not you expect to attend the Annual Meeting online, we encourage you to read the accompanying proxy statement and vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting on the Internet as described in the instructions included in the Notice by voting online at www.proxyvote.com. If you requested and received a paper copy of the Proxy Materials, you can vote by signing, dating and returning the enclosed proxy card, calling 1-800-690-6903 and following the recorded instructions, or online at

www.proxyvote.com. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided in the Notice.
Your vote is important regardless of the number of shares you own. If you register in advance and attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the board of directors,

/s/ Michael Cloonan
Michael Cloonan
President and Chief Executive Officer
Waltham, Massachusetts
April 27, 2026

Sionna Therapeutics, Inc.
21 Hickory Drive, Suite 500
Waltham, MA 02451
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2026
This proxy statement contains information about the 2026 Annual Meeting of Stockholders of Sionna Therapeutics, Inc. (the “Annual Meeting”), which will be held on June 17, 2026 at 12:00 p.m. Eastern Time. The board of directors of Sionna Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Sionna,” “we,” “us,” and “our” refer to Sionna Therapeutics, Inc. The mailing address of our principal executive office is Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We will make our proxy statement and our 2025 Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) available to stockholders on or about April 27, 2026.
The Annual Meeting will be held for the following purposes:
1.To elect H. Edward Fleming, Jr., M.D., Marcella Kuhlman Ruddy, M.D., Peter A. Thompson, M.D., and Joanne Louise Viney, Ph.D., as class II directors to serve until our 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal (“Proposal No. 1”);
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal No. 2”); and
3.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted, and we are not required to provide pay versus performance disclosure under Item 402(v) of Regulation S-K. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in February 2025; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 17, 2026:
This proxy statement and our 2025 Annual Report to Stockholders are available for viewing, printing and downloading at https://materials.proxyvote.com/829401.

A copy of our 2025 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer. This proxy statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov.

SIONNA THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our Proxy Materials to our stockholders via the Internet. Accordingly, on or about April 27, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our Proxy Materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2025 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our Proxy Materials over the Internet rather than printing and mailing our Proxy Materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock, par value $0.001 per share (the “common stock”), starting on or about April 27, 2026. The Notice provides instructions as to how stockholders may access and review our Proxy Materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2025 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our Proxy Materials are available at the website referenced in the Notice, and our Notice of the 2026 Annual Meeting of Stockholders, this proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 21, 2026.
How many votes can be cast by all stockholders?
There were 45,142,330 shares of our common stock outstanding on April 21, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting on June 17, 2026. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. There are no cumulative voting rights. None of our shares of undesignated preferred stock were outstanding as of April 21, 2026.
Who is entitled to vote?
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Proxy Materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you must obtain a 16-digit control number from your broker if you wish to vote your shares of our common stock on your own behalf at the Annual Meeting. Note you should also receive a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
•By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on June 16, 2026.
•By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, on June 16, 2026.
•By Mail. If you requested and received a paper copy of the Proxy Materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received by June 16, 2026.
•During the Annual Meeting. You may vote during the Annual Meeting by registering in advance at www.proxyvote.com, prior to the deadline of June 16, 2026 at 11:59 p.m. Eastern Time and following the instructions provided via e-mail to join the Annual Meeting. You will need the 16-digit control number included on your proxy card in order to register.
If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.
The voting deadlines and availability of telephone and Internet voting for street name stockholders will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Sionna Therapeutics, Inc. common stock in multiple accounts, you should vote your shares as described in each set of Proxy Materials you receive.
By Proxy
If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.
If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How can I virtually attend the Annual Meeting?
To attend and participate in the Annual Meeting, you must register in advance at www.proxyvote.com, prior to the deadline of June 16, 2026, at 11:59 p.m. Eastern Time, using the 16-digit control number found on your proxy card or voting instruction form. You will not be able to attend the Annual Meeting unless you register by the deadline. Upon completing your registration, you will receive further instructions via e-mail that will allow you to access the live webcast of the meeting. Street name stockholders will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.
The live webcast of the Annual Meeting will begin promptly at 12:00 p.m. Eastern Time on June 17, 2026. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the e-mail received prior to the morning of the Annual Meeting. You should allow ample time in advance of the meeting.
Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included on the virtual meeting website (www.virtualshareholdermeeting.com/SION2026) or by calling the phone number provided on the virtual meeting website on the day of the Annual Meeting.
If you wish to submit a question related to the proposals during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform using the unique link provided to you on your proxy card and following the instructions there. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available during the meeting on the virtual meeting website (www.virtualshareholdermeeting.com/SION2026).
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 16, 2026, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws (the “bylaws”), provide that the presence, in person, by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 45,142,330 shares of common stock outstanding and entitled to vote on April 21, 2026, our record date. Therefore, a quorum will be present if 45,142,330 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.
How is the vote counted?
Under our bylaws, to be elected, each of the directors nominated in Proposal No. 1 must receive a plurality of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors, meaning that the director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of directors. Broker non-votes are not considered votes cast and will have no effect on the election of directors.
Under our bylaws, any proposal other than an election of directors is decided by the affirmative vote of a majority of shares properly cast for and against such matter, except where a larger vote is required by law or by our Fifth Amended and

Restated Certificate of Incorporation (the “certificate of incorporation”), or our bylaws. Abstentions and broker “non-votes” will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting, but will not be counted as votes cast and will have no effect on the outcome of the vote for such proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items.
The election of directors (Proposal No. 1) is a “non-discretionary” item. If you do not instruct your broker how to vote your shares with respect to this proposal, your broker may not vote for this proposal, and those shares will be counted as broker “non-votes.” Ratification of the appointment of our independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item, and your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our Proxy Materials and soliciting votes. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of Proxy Materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at next year’s annual meeting?
The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on March 19, 2027, nor earlier than the close of business on February 17, 2027 (not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting). However, in the event that the date of next year’s annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit matters for consideration at the annual meeting. Such notice must comply with the additional requirements of Rule 14a-19(b).
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2027 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act, and be received no later than December 28, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send Proxy Materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I get help if I have trouble checking in or listening to the meeting online?
If you register in advance and encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the instructions on the virtual meeting website and the phone number made available the day of the meeting on the virtual meeting website.

How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of ten members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the class I directors are Bruce Booth, D.Phil., Lucian Iancovici, M.D., and Joshua Resnick, M.D., M.B.A., and their terms will expire at the annual meeting of stockholders to be held in 2028;
•the class II directors are H. Edward Fleming, Jr., M.D., Marcella Kuhlman Ruddy, M.D., Peter A. Thompson, M.D., and Joanne Louise Viney, Ph.D., and their terms will expire at the Annual Meeting; and
•the class III directors are Paul Clancy, M.B.A., Michael Cloonan, M.B.A., and Laurie Stelzer, M.B.A., and their terms will expire at the annual meeting of stockholders to be held in 2027.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares then entitled to vote in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum.
This year, the term of our class II directors, H. Edward Fleming, Jr., M.D., Marcella Kuhlman Ruddy, M.D., Peter A. Thompson, M.D., and Joanne Louise Viney, Ph.D., is expiring. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected.
In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Sionna and our board of directors.
Nominees for Election as Class II Directors
The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 27, 2026.

Name	Positions and Offices Held with Sionna	Director Since	Age
H. Edward Fleming, Jr., M.D.	Director	2024	63
Marcella Kuhlman Ruddy, M.D.	Director	2025	63
Peter A. Thompson, M.D.	Director	2022	66
Joanne Louise Viney, Ph.D.	Director	2025	60
H. Edward Fleming, Jr., M.D. has served as a member of our board of directors since March 2024. Dr. Fleming joined Enavate Sciences GP, LLC in November 2022 and serves as executive vice president of commercialization, investing in and building therapeutic companies. Previously, in 2022, Dr. Fleming retired from McKinsey & Company, where he worked for 26 years in various roles, including senior partner, global leader of research and development and senior advisor. Dr. Fleming has also served on the boards of directors of Upstream Bio, Inc. (NASDAQ: UPB) since June 2023 and of CRISPR Therapeutics AG (NASDAQ: CRSP) since June 2021. In addition, Dr. Fleming is a member of the boards of directors of several private companies, including Komodo Health, Inc., Orso Bio, Inc., Sudo Biosciences, Inc., Egnite, Inc. and Yemaya, Inc., and serves on the board of visitors of Vanderbilt’s School of Basic Sciences. Dr. Fleming earned a B.A. in chemistry from Harvard University and an M.D. from Vanderbilt University, and completed internal medicine training at Johns Hopkins Hospital and subspecialty training in pulmonary and critical care medicine at the University of California, San Francisco. We believe Dr. Fleming’s extensive background in the healthcare industry and experience working closely with biopharmaceutical companies provide him with the appropriate set of skills to serve as a member of our board of directors.
Peter A. Thompson, M.D. has served as a member of our board of directors since February 2022. Dr. Thompson is a member at OrbiMed Advisors LLC, an investment firm, where he has served in various roles of increasing responsibility since 2010. Dr. Thompson currently serves on the boards of directors of ARS Pharmaceuticals Inc. (formerly Silverback Therapeutics, Inc.) (NASDAQ: SPRY), since April 2016, Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), since November 2014, and Edgewise Therapeutics, Inc. (NASDAQ: EWTX), since May 2017, as well as several private companies. Previously, Dr. Thompson served on the boards of directors of Alpine Immune Sciences, Inc. (NASDAQ: ALPN), Decibel Therapeutics, Inc. (NASDAQ: DBTX), Janux Therapeutics, Inc. (NASDAQ: JANX), and PMV Pharmaceuticals, Inc. (NASDAQ: PMVP). Dr. Thompson previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation and Becton, Dickinson and Company. Dr. Thompson is also an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School. We believe Dr. Thompson’s management and venture capital experience in the biopharmaceutical industry provides him with the appropriate set of skills to serve as a member of our board of directors.
Joanne Louise Viney, Ph.D. has served as a member of our board of directors since January 2025. Dr. Viney is a co-founder and has served as the chief executive officer of Seismic Therapeutic, Inc. (“Seismic”) since October 2021. Prior to that, Dr. Viney co-founded and served as the chief scientific officer of Pandion Therapeutics, Inc. (NASDAQ: PAND) (“Pandion”) (acquired by Merck & Co Inc. (NYSE: MRK)) from March 2017 to October 2021. Dr. Viney currently serves on the boards of directors of several private companies, including Seismic and Zag Bio, as well as Lab Central, Inc. Dr. Viney previously served on the boards of directors of Graphite Bio, Inc. (NASDAQ: GRPH) (now Lenz Therapeutics, Inc. (NASDAQ: LENZ)) from March 2021 to March 2024, Harpoon Therapeutics, Inc. (NASDAQ: HARP) from July 2020 to June 2023, Finch Therapeutics Group, Inc. (NASDAQ: FNCH) from August 2019 to March 2023 and several private companies. Dr. Viney received her B.Sc. with Honors in biophysical science from the University of East London and her Ph.D. from the University of London, St. Bartholomew’s Hospital Medical School. We believe Dr. Viney’s substantial leadership experience and scientific background in the biotechnology industry provides her with the appropriate set of skills to serve as a member of our board of directors.
Marcella Kuhlman Ruddy, M.D. has served as a member of our board of directors since January 2025. Dr. Ruddy has over 20 years of experience in drug development. Dr. Ruddy has served as the chief medical officer of Tectonic Therapeutic, Inc. (NASDAQ: TECX) since July 2021. From June 2016 to June 2021, Dr. Ruddy served as vice president of clinical development, immunology at Regeneron Pharmaceuticals, Inc. (NASDAQ: REGN), where she oversaw the clinical development of Dupixent. She is a trained pulmonologist who founded and led the Adult Cystic Fibrosis center at Massachusetts General Hospital, Boston from 1999-2004 prior to starting her drug development career at Merck & Co Inc. (NYSE: MRK). Dr. Ruddy has served on the board of directors of Upstream Bio, Inc. (NASDAQ: UPB) since January 2023. Dr. Ruddy previously served on the board of directors of Polarean, Inc. from August 2022 to June 2024. Dr. Ruddy received her B.A. in history from Princeton University and her M.D. and M.S. from Washington University, School of Medicine, St. Louis. We believe Dr. Ruddy’s extensive experience in drug development and background in the biopharmaceutical industry provides her with the appropriate set of skills to serve as a member of our board of directors.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
Vote Required
To be elected, each director nominee must receive a plurality of the shares present in person or represented by proxy duly authorized at the meeting and entitled to vote on the election of directors. Withheld votes and broker non-votes will have no effect on the election of directors.
Board Recommendation
The board of directors recommends voting “FOR” the election of H. Edward Fleming, Jr., M.D., Marcella Kuhlman Ruddy, M.D., Peter A. Thompson, M.D., and Joanne Louise Viney, Ph.D., as the class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.

Directors Continuing in Office
The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 27, 2026.

Name	Position and Offices Held with Sionna	Director Since	Class and Year in Which Term Will Expire	Age
Bruce Booth, D.Phil.	Director	2020	Class I – 2028	52
Lucian Iancovici, M.D.	Director	2019	Class I – 2028	44
Joshua Resnick, M.D., M.B.A.	Director	2019	Class I – 2028	51
Paul Clancy, M.B.A.	Chairperson of the Board	2022	Class III – 2027	64
Michael Cloonan, M.B.A.	President, Chief Executive Officer, and Director	2021	Class III – 2027	55
Laurie Stelzer, M.B.A.	Director	2024	Class III – 2027	58
Class I Directors (Term Expires at 2028 Annual Meeting)
Bruce Booth, D.Phil. has served as a member of our board of directors since June 2020. Dr. Booth joined Atlas Venture in 2005 and currently serves as general partner. Dr. Booth co-founded Kymera Therapeutics, Inc. (NASDAQ: KYMR) and has served as chairman of its board of directors since April 2016. Dr. Booth is chair or a member of the boards of directors of several private companies, including Nimbus Therapeutics, LLC, HotSpot Therapeutics, Inc., and Matchpoint Therapeutics, Inc. Dr. Booth previously served on the boards of directors of AVROBIO, Inc. (now Tectonic Therapeutic, Inc. (NASDAQ: TECX)) from February 2016 to June 2024, Magenta Therapeutics, Inc. (now Dianthus Therapeutics, Inc. (NASDAQ: DNTH)) from February 2016 to September 2023, Vigil Neuroscience, Inc. (NASDAQ: VIGL) from June 2020 to August 2025 and several private companies. Dr. Booth earned a B.S. in biochemistry, summa cum laude, from Pennsylvania State University. Dr. Booth was a British Marshall Scholar and earned a D.Phil. in molecular immunology from Oxford University’s Nuffield Department of Medicine. We believe Dr. Booth’s extensive leadership, executive, managerial and business experience with life sciences companies and experience as a public company board member provide him with the appropriate set of skills to serve as a member of our board of directors.
Lucian Iancovici, M.D. has served as a member of our board of directors since December 2019. Dr. Iancovici is currently a managing director with TPG Global, LLC, a private equity investment firm, where he has worked since January 2018. From September 2012 to October 2017, Dr. Iancovici served as the head of the Qualcomm Life Fund (“Qualcomm”), a venture fund focused on investing in digital health technologies. From January 2015 to October 2017, Dr. Iancovici was a general partner at dRx Capital, a joint venture investment company launched by Novartis AG and Qualcomm. From 2011 to 2012, Dr. Iancovici was an associate at McKinsey & Company. Dr. Iancovici has served on the board of directors of Rallybio Corporation (NASDAQ: RLYB) since May 2020 and serves on the boards of the following private companies: K2 Medical Research, Ellodi Pharmaceuticals and AnovoRx Holdings, Inc. Dr. Iancovici is a board certified internal medicine doctor who trained at Columbia University Medical Center in New York prior to joining McKinsey & Company. Dr. Iancovici received a B.A. in economics and an M.D., both from Tufts University. We believe Dr. Iancovici’s extensive experience in the venture capital industry and his medical and scientific background and training provide him with the appropriate set of skills to serve as a member of our board of directors.
Joshua Resnick, M.D., M.B.A. has served as a member of our board of directors since December 2019. Dr. Resnick is a Partner at RA Capital Management, L.P., where he previously served as a Senior Managing Director from October 2018 to March 2023. Dr. Resnick is also a faculty member at Harvard Medical School and continues to practice medicine as an attending physician in the Department of Emergency Medicine at Massachusetts General Hospital. Dr. Resnick has served on the boards of directors of PepGen Inc. (NASDAQ: PEPG) since November 2020, Aerovate Therapeutics, Inc. (NASDAQ: AVTE) since August 2020, as well as from October 2018 to February 2020, and Vor Biopharma Inc. (NASDAQ: VOR) since February 2019. Dr. Resnick received a B.A. in chemistry from Williams College, an M.D. from the University of Pennsylvania Perelman School of Medicine and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Dr. Resnick’s biopharmaceutical industry and investor experience and medical background provide him with the appropriate set of skills to serve as a member of our board of directors.

Class III Directors (Term Expires at 2027 Annual Meeting)
Paul Clancy, M.B.A. has served as chair of our board of directors since June 2022. Mr. Clancy is currently a visiting senior lecturer of Finance at Cornell University’s Graduate School of Management, where he has been employed since August 2020, and has been an executive fellow at Harvard Business School since July 2020. Previously, Mr. Clancy served as executive vice president and senior advisor at Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) from November 2019 to July 2020 and executive vice president and chief financial officer from July 2017 to October 2019. Mr. Clancy also served as executive vice president and chief financial officer of Biogen, Inc. (NASDAQ: BIIB) from August 2007 to June 2017. Mr. Clancy also serves on the board of directors of Incyte Corporation (NASDAQ: INCY), since 2015. Mr. Clancy previously served on the boards of directors of Agios Pharmaceuticals, Inc. (NASDAQ: AGIO) from September 2013 to June 2023, Xilio Therapeutics, Inc. (NASDAQ: XLO), from July 2020 to December 2025 and Exact Sciences Corporation (NASDAQ: EXAS), from March 2021 to March 2026. Mr. Clancy earned a B.S. in finance from Babson College and an M.B.A. from Columbia University. We believe Mr. Clancy’s significant financial background in the biopharmaceutical industry and experience as a public company board member provide him with the appropriate set of skills to serve as a member of our board of directors.
Michael Cloonan, M.B.A. has served as our President, Chief Executive Officer and a member of our board of directors since May 2021. Previously, Mr. Cloonan served as the Chief Operating Officer of Sage Therapeutics, Inc. (NASDAQ: SAGE) (“Sage”) from May 2020 to May 2021, and as the chief business officer of Sage from April 2017 to May 2020. Prior to joining Sage, Mr. Cloonan served in various leadership positions at Biogen, Inc. (NASDAQ: BIIB) (“Biogen”) in various business and commercial roles in his fourteen years at Biogen. His most recent role at Biogen was as senior vice president, U.S. Commercial, where he was the general manager of the multi-billion dollar MS, hemophilia and SMA franchises. Mr. Cloonan served on the board of directors of bluebird bio, Inc. (NASDAQ: BLUE) from June 2024 until the company was sold in 2025. Mr. Cloonan earned a B.A. in economics and accounting from the College of the Holy Cross and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe Mr. Cloonan’s extensive leadership experience in the biotechnology industry and experience as a public company board member provide him with the appropriate set of skills to serve as a member of our board of directors.
Laurie Stelzer, M.B.A. has served as a member of our board of directors since November 2024. Ms. Stelzer served as the Chief Financial Officer of Kailera Therapeutics, Inc. (“Kailera”) from January 2025 to October 2025. Prior to Kailera, Ms. Stelzer served as the Chief Financial Officer of Orna Therapeutics (“Orna”) from May 2024 to January 2025. Prior to Orna, Ms. Stelzer served as the Chief Financial Officer of ReNAgade Therapeutics, Inc. (“ReNAgade”) from September 2023 until the completion of its acquisition by Orna in May 2024. Prior to joining ReNAgade, Ms. Stelzer served as the Chief Financial Officer of Mirati Therapeutics, Inc. (NASDAQ: MRTX) (“Mirati Therapeutics”) from May 2022 to September 2023. Prior to joining Mirati Therapeutics, Ms. Stelzer served as the Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena Pharmaceuticals”) (acquired by Pfizer, Inc. (“Pfizer”)) from March 2020 until the completion of Pfizer’s acquisition in March 2022. Prior to joining Arena Pharmaceuticals, Ms. Stelzer served as the Chief Financial Officer at Halozyme Therapeutics, Inc. (“Halozyme Therapeutics”) (NASDAQ: HALO) from June 2015 to March 2020, and before Halozyme Therapeutics, she held senior management roles at Shire Plc (acquired by Takeda Pharmaceuticals Company Limited (NYSE: TAK)) and Amgen, Inc. Ms. Stelzer has served as a member of the board of directors of PMV Pharmaceuticals, Inc. (NASDAQ: PMVP) since 2020, Spyre Therapeutics, Inc. (NASDAQ: SYRE) since 2023, MBX Biosciences, Inc. (NASDAQ: MBS) since 2026, Surface Oncology, Inc. (NASDAQ: SURF) from 2018 until its acquisition by Coherus Oncology, Inc. in September 2023 and Longboard Pharmaceuticals, Inc. from 2020 to 2021. Ms. Stelzer received her B.S. in Accounting from Arizona State University and her M.B.A. from University of California, Los Angeles, Anderson School of Management. We believe Ms. Stelzer’s executive and business experience in the biopharmaceutical industry provides her with the appropriate set of skills to serve as a member of our board of directors.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE
LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
Our stockholders are being asked to ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024.
Our audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is good corporate governance. If our stockholders do not ratify this appointment, our audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, our audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Sionna and its stockholders.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Principal Accountant Fees and Services
We incurred the following fees from Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services related to the fiscal years ended December 31, 2025 and 2024.

Fee Category	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)
Audit Fees(1)	$822,630	$1,023,583
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	1,895	—
Total Fees	$824,525	$1,023,583
(1)Audit Fees consist of fees for the audit of our annual financial statements, the review of interim consolidated financial statements, and fees related to our initial public offering, including comfort letters and consents.
(2)Audit-Related Fees consist of fees billed for other assurance and related services rendered during the respective year.
(3)Tax Fees consist of fees for tax compliance, advice and tax services.
Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During the fiscal years ended 2025 and 2024, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above or as pre-approved by our board of directors, prior to the establishment of our audit committee.

Vote Required
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the affirmative vote of a majority of votes properly cast for and against this Proposal No. 2 is required. Abstentions will have no effect on the outcome of this proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.
Board Recommendation
The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

CORPORATE GOVERNANCE
Director Nomination Process
Our board of directors is responsible for filling vacancies on our board and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
Generally, our nominating and corporate governance committee will identify candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates.
Our nominating and corporate governance committee and our board of directors may consider a broad range of factors relating to the qualifications and background of director nominees, such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest, as well as diversity, including diversity of expertise, professional experience, and background. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a nominee for a position on our board of directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board of directors.
•Nominees should have the ability to assist and support management and make significant contributions to the company’s success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Once candidates have been identified, the nominating and corporate governance committee will confirm that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee will then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee will recommend candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence
Applicable Nasdaq Stock Market LLC (“NASDAQ”) rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our board of directors has determined that all members of our board of directors, except Michael Cloonan, are independent directors, including for purposes of the rules of NASDAQ and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our executive officers or directors. Michael Cloonan is not an independent director under these rules because he is our President and Chief Executive Officer.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and NASDAQ. Each such committee reviews its respective charter at least annually. A copy of the charter for each of the audit committee, compensation committee and nominating and corporate governance committee is posted on the corporate governance section of our website, located at https://investors.sionnatx.com/corporate-governance/documents-charters.
Audit Committee
Laurie Stelzer, M.B.A., Paul Clancy, M.B.A. and H. Edward Fleming, Jr., M.D. serve on the audit committee, which is chaired by Ms. Stelzer. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and NASDAQ, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has determined that each of Ms. Stelzer and Mr. Clancy is an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the audit committee met five times, including sessions with our independent registered public accounting firm without management present. The audit committee’s responsibilities include:
•helping our board of directors oversee our corporate accounting and financial reporting processes and the audits of our financial statements;
•overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements related to financial reporting;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•reviewing with management and the internal auditors our internal control over financial reporting, including any significant deficiencies or material weaknesses;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•approving insurance coverage for our officers and directors; reviewing and approving related-person transactions;
•preparing the audit committee report to be included in our annual proxy statement, reviewing with management our consolidated financial statements to be included in our quarterly reports to be filed with the SEC and reviewing with management the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosures in our periodic reports filed with the SEC;
•overseeing financial, accounting, financial statement, and cybersecurity risk exposures and the steps that management has taken to monitor and control such exposures;
•approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. Our audit committee operates under a written charter that satisfies the applicable NASDAQ listing rules.
Compensation Committee
Joanne Louise Viney, Ph.D., Bruce Booth, D.Phil., Lucian Iancovici, M.D. and Laurie Stelzer, M.B.A. serve on the compensation committee, which is chaired by Dr. Viney. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable NASDAQ rules. Our board of directors has also determined that each member of the compensation committee qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. During the fiscal year ended December 31, 2025, the compensation committee met six times. The compensation committee’s responsibilities include:
•annually reviewing and recommending to our board of directors the corporate goals and objectives to be considered in determining the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, recommending to our board of directors the compensation of our Chief Executive Officer, including cash and equity compensation;
•reviewing and approving the compensation arrangements of our executive officers (excluding the Chief Executive Officer) and, at the discretion of the compensation committee, certain other senior management, including cash and equity compensation;
•reviewing and recommending to our board of directors the compensation paid to our non-employee directors;
•reviewing and assessing the processes and procedures for considering and determining non-employee director and executive officer compensation;
•reviewing and assessing the compensation disclosures to be included in our proxy statement or annual report on Form 10-K;
•reviewing and approving policies and procedures for granting equity-based awards;
•overseeing and approving, or, upon the request of our board of directors, overseeing and recommending to the board of directors for approval, the establishment and modification of executive incentive plans, such as annual short-term incentive plans and long-term incentive plans, including equity-based compensation programs;
•administering our equity incentive and cash incentive compensation plans and programs, including approving grants and awards under incentive-based compensation and equity-based plans;
•administering the compensation recovery policy;
•overseeing and administering our compensation and similar plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The compensation committee may delegate authority to one or more of its members or our executive officers to carry out its responsibilities. Currently, the compensation committee has delegated to our Chief Executive Officer authority to grant certain equity-based awards to employees, including new hire, annual, and ad-hoc grants, subject to certain parameters approved by our compensation committee, including equity grant guidelines and limits regarding the size of the grants and the vesting schedules. Our compensation committee operates under a written charter that satisfies the applicable NASDAQ listing rules.
Pearl Meyer & Partners, LLC (“Pearl Meyer”) has served as the compensation committee’s independent compensation consultant since the compensation committee was formed in June 2024. Pearl Meyer reports directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of Pearl Meyer. Pearl Meyer provides various executive compensation services to the compensation committee, including an analysis of compensation related to base salary, target annual cash incentives and long-term equity incentives for executive officers and other senior management, and advice on evolving industry practices and market information. As part of its engagement, Pearl Meyer assists our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and other senior management, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer is competitive and fair. Pearl Meyer also provides the compensation committee with advice and analysis regarding compensation of non-employee directors. The compensation committee has assessed the independence of Pearl Meyer pursuant to SEC and NASDAQ rules and concluded that the work of Pearl Meyer for the compensation committee does not raise any conflict of interest.
Nominating and Corporate Governance Committee
Paul Clancy, M.B.A., Marcella Kuhlman Ruddy, M.D. and Peter A. Thompson, M.D. serve on the nominating and corporate governance committee, which is chaired by Mr. Clancy. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable NASDAQ rules. During the fiscal year ended December 31, 2025, the nominating and corporate governance committee met twice. The nominating and corporate governance committee’s responsibilities include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•instituting plans or programs for the continuing education of our board of directors and orientation of new directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors and management.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NASDAQ listing rules.
In identifying potential board of director candidates, the nominating and corporate governance committee considers individuals recommended by its own committee members, other members of the board of directors, and our Chief Executive Officer. Additionally, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Board and Committee Meetings Attendance
The full board of directors met six times during 2025. During 2025, each member of the board of directors, except for Joshua Resnick, attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served). Dr. Resnick attended 67% of all meetings of the board of directors, and was unable to attend two meetings due to scheduling conflicts.
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Seven members of our board of directors attended our 2025 Annual Meeting of Stockholders.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.
Insider Trading Policy
We have adopted an insider trading policy which governs the purchase, sale, and/or other dispositions of our securities by us and our directors, officers, employees, and consultants, and we believe the policy is designed to promote compliance with insider trading laws, rules, regulations, and any NASDAQ listing standards applicable to us. A copy of our insider trading policy is filed with our 2025 Annual Report as Exhibit 19.1.
Compensation Recovery Policy
In accordance with the requirements of the SEC and NASDAQ listing rules, we maintain a compensation recovery policy (the “clawback policy”). The clawback policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we must (subject to certain limited exceptions described in the clawback policy and permitted under the SEC and NASDAQ listing rules) recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received based on the restated financial statements. A copy of our compensation recovery policy is filed with our 2025 Annual Report as Exhibit 97.1.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the corporate governance section of our website, which is located at https://investors.sionnatx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Mr. Clancy is the current chair of our board of directors and Mr. Cloonan is our current President and Chief Executive Officer. We believe that separating the roles of chair of our board of directors and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chair of our board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of our board of directors, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our board chair and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Sionna
Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Sionna Therapeutics, Inc.
21 Hickory Drive, Suite 500
Waltham, MA 02451
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.
A copy of any such written communication may also be forwarded to our Chief Legal Officer and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our Chief Legal Officer or our external legal counsel, with independent advisors, with non-management directors, or our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Sionna regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a third-party website, https://www.whistleblowerservices.com/SION, and a toll-free telephone number, (833) 364-0898, for the reporting of such activity, each of which permits submissions on a confidential and anonymous basis.
Executive Officers who are not Directors
The following table identifies our executive officers who are not directors, and sets forth their current positions at Sionna and their ages as of April 27, 2026.

Name	Position Held with Sionna	Officer Since	Age
Elena Ridloff, C.F.A.	Chief Financial Officer	2021	46
Charlotte McKee, M.D.	Chief Medical Officer	2021	62
Caroline Stark Beer, M.B.A.	Chief Business Officer	2025	47
Jennifer Fitzpatrick, J.D.	Chief Legal Officer	2025	49
Elena Ridloff, C.F.A. has served as our Chief Financial Officer since September 2021. Previously, Ms. Ridloff served in multiple roles at Acadia Pharmaceuticals Inc. (NASDAQ: ACAD) from 2018 to 2021, including most recently as chief financial officer from October 2018 to September 2021. Ms. Ridloff has also served on the board of directors of Kymera Therapeutics, Inc. (NASDAQ: KYMR) (“Kymera”), since March 2021 and previously served on the board of directors of Kronos Bio, Inc. (NASDAQ: KRON) from September 2020 until its acquisition by Concentra Biosciences in June 2025. Ms. Ridloff earned a B.A. in history and sociology of science from the University of Pennsylvania and is a Chartered Financial Analyst.
Charlotte McKee, M.D. has served as our Chief Medical Officer since June 2021. Previously, Dr. McKee served as vice president, Cystic Fibrosis and Alpha-1 Antitrypsin Deficiency Clinical Development at Vertex Pharmaceuticals Inc. (NASDAQ: VRTX), from June 2014 to March 2020, and currently serves as a member of the board of directors of a private company. Dr. McKee earned a B.A. in history and science from Harvard University, an M.A. in history from Columbia University and an M.D. from Columbia University Vagelos College of Physicians and Surgeons, and completed internal medicine training and a pulmonary and critical care fellowship at Johns Hopkins University School of Medicine.
Caroline Stark Beer, M.B.A. has served as our Chief Business Officer since September 2025. Previously, Ms. Stark Beer served as Chief Business Officer of Jnana Therapeutics from September 2019 to November 2024 until its acquisition by Otsuka Pharmaceuticals. Ms. Stark Beer earned a B.S. in Economics from Duke University and M.B.A. from MIT Sloan School of Management.
Jennifer Fitzpatrick, J.D. has served as our Chief Legal Officer since April 2025. Previously, Ms. Fitzpatrick served as our Senior Vice President and General Counsel from June 2024 to March 2025. Prior to joining Sionna, Ms. Fitzpatrick served as Vice President, Corporate Counsel at Sage Therapeutics, Inc. (NASDAQ: SAGE) from July 2018 to June 2024. Ms. Fitzpatrick earned a B.A. from Middlebury College and a J.D. from the University of Virginia School of Law.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.
There are no material legal proceedings to which any of our directors, executive officers, or affiliates is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
Director Compensation
The table below shows all compensation awarded to, earned by or paid to each person who served as a non-employee director during 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2025. During 2025, Michael Cloonan, M.B.A., our President and Chief Executive Officer, served as a member of our board of directors and received no additional compensation for his services as a member of our board of directors and, consequently, is not included in this table. The compensation received by Mr. Cloonan during 2025 is set forth in the section of this proxy statement captioned “Executive Compensation—Summary Compensation Table.”

2025 Director Compensation Table

	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Name
Bruce Booth, D.Phil.(3)	41,400	239,839	281,239
Paul Clancy, M.B.A.(4)	83,300	239,839	323,139
H. Edward Fleming, Jr., M.D.(5)	43,200	239,839	283,039
Lucian Iancovici, M.D.(6)	—	—	—
Joshua Resnick, M.D., M.B.A.(7)	36,000	239,839	275,839
Marcella Kuhlman Ruddy, M.D.(8)	43,494	760,072	803,566
Laurie Stelzer, M.B.A.(9)	59,800	239,839	299,639
Peter A. Thompson, M.D.(10)	40,050	239,839	279,889
Joanne Louise Viney, Ph.D.(11)	50,244	760,072	810,316
(1)The amounts reported represent the fees each director received for their services to our board of directors during the fiscal year ended December 31, 2025.
(2)The amounts reported represent the aggregate grant date fair value of stock option awards granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note 2 of our consolidated financial statements included in our 2025 Annual Report. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. The amounts reported in this column reflect the accounting cost for the stock option award and do not correspond to the actual economic value that may be received by the recipient upon the vesting of the awards or any sale of the underlying securities.
(3)As of December 31, 2025, Dr. Booth held outstanding options to purchase an aggregate of 19,959 shares of our common stock, and did not hold any other stock awards.
(4)As of December 31, 2025, Mr. Clancy held outstanding options to purchase an aggregate of 205,444 shares of our common stock, and did not hold any other stock awards.
(5)As of December 31, 2025, Dr. Fleming held outstanding options to purchase an aggregate of 19,959 shares of our common stock, and did not hold any other stock awards.
(6)Dr. Iancovici elected not to receive cash or equity compensation for his services as a director during 2025. As of December 31, 2025, Dr. Iancovici did not hold any options to purchase shares of our common stock, and did not hold any other stock awards.
(7)As of December 31, 2025, Dr. Resnick held outstanding options to purchase an aggregate of 19,959 shares of our common stock, and did not hold any other stock awards.
(8)As of December 31, 2025, Dr. Ruddy held outstanding options to purchase an aggregate of 59,878 shares of our common stock, and did not hold any other stock awards. Dr. Ruddy was appointed to the board of directors, effective January 6, 2025.
(9)As of December 31, 2025, Ms. Stelzer held outstanding options to purchase an aggregate of 64,439 shares of our common stock, and did not hold any other stock awards.
(10)As of December 31, 2025, Mr. Thompson held outstanding options to purchase an aggregate of 19,959 shares of our common stock, and did not hold any other stock awards.
(11)As of December 31, 2025, Dr. Viney held outstanding options to purchase an aggregate of 59,878 shares of our common stock, and did not hold any other stock awards. Dr. Viney was appointed to the board of directors, effective January 6, 2025.
Director Engagement Letters
We previously entered into director engagement letters with each of Paul Clancy, Laurie Stelzer, Marcella Kuhlman Ruddy and Joanne Viney. These engagement letters were terminated on February 6, 2025, in connection with our initial public offering, and since that date director compensation has been governed by the non-employee director compensation policy, as further detailed below.

Paul Clancy, M.B.A.
In March 2022, we entered into a board of directors agreement with Paul Clancy (the “Clancy Agreement”) pursuant to which Mr. Clancy began serving as the independent chairman of our board of directors, effective as of June 6, 2022. Under the Clancy Agreement, Mr. Clancy was entitled to receive an initial equity grant and an annual cash retainer of $50,000, payable in quarterly installments. Following February 6, 2025, when the Clancy Agreement terminated in connection with our initial public offering, Mr. Clancy is entitled to annual cash retainers and equity awards in accordance with the terms of the non-employee director compensation policy.
Laurie Stelzer, M.B.A.
On November 12, 2024, we entered into a board of directors agreement with Laurie Stelzer (the “Stelzer Agreement”) pursuant to which Ms. Stelzer began serving as a director and chair of the audit committee, effective as of November 14, 2024. In accordance with the Stelzer Agreement, Ms. Stelzer was granted an initial equity grant and was entitled to an annual cash retainer of $40,000 for her role as a director, payable in quarterly installments. Following February 6, 2025, when the Stelzer Agreement terminated in connection with our initial public offering, Ms. Stelzer is entitled to annual cash retainers and equity awards in accordance with the terms of the non-employee director compensation policy.
Marcella Kuhlman Ruddy, M.D.
On December 18, 2024, we entered into a board of directors agreement with Marcella Kuhlman Ruddy (the “Ruddy Agreement”) pursuant to which Dr. Ruddy began serving as a director and member of the nominating and corporate governance committee, effective as of January 6, 2025. Pursuant to the Ruddy Agreement, on February 6, 2025, Dr. Ruddy received an initial equity grant under the non-employee director compensation policy. Following February 6, 2025, when the Ruddy Agreement terminated in connection with our initial public offering, Dr. Ruddy is entitled to annual cash retainers and equity awards in accordance with the terms of the non-employee director compensation policy.
Joanne Louise Viney, Ph.D.
On December 18, 2024, we entered into a board of directors agreement with Joanne Viney (the “Viney Agreement”) pursuant to which Dr. Viney began serving as a director and the chair of the compensation committee, effective as of January 6, 2025. Pursuant to the Viney Agreement, on February 6, 2025, Dr. Viney received an initial equity grant under the non-employee director compensation policy. Following February 6, 2025, when the Viney Agreement terminated in connection with our initial public offering, Dr. Viney is entitled to annual cash retainers and equity awards in accordance with the terms of the non-employee director compensation policy.
Indemnification Agreements
We have entered into a customary indemnification agreement with each of our directors.
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy (as amended from time to time, the “director compensation policy”), which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which are payable quarterly in arrears and prorated for partial years of service) and equity awards as compensation for their services. In January 2026, our board of directors, upon recommendation of the compensation committee, approved changes to the annual cash retainers and equity compensation payable under the director compensation policy. The cash retainers payable in 2025 and 2026 are set forth below:

Annual Cash Retainers for Board Membership	2025	2026
Board Members	$40,000	$40,000
Additional Retainer for Non-executive Chair	$30,000	$30,000
Additional Retainer for Committee Membership
Audit Committee:
Members (other than chair)	$8,000	$10,000
Chair	$16,000	$20,000
Compensation Committee:
Members (other than chair)	$6,000	$7,500
Chair	$12,000	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,500	$5,000
Chair	$9,000	$10,000
The director compensation policy provides that, upon initial election or appointment to our board of directors, each non-employee director will be granted an initial, one-time equity award consisting of a stock option grant to purchase a certain number of shares of our common stock (the “Initial Grant”). The Initial Grant will vest in equal annual installments over three years following the grant date, subject to continued service through the applicable vesting date.
Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting (other than a director receiving an Initial Grant on the date of such meeting) will be granted an annual stock option award to purchase a certain number of shares of our common stock (the “Annual Grant”). The Annual Grant will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders, subject to continued service through the applicable vesting date. If a non-employee director joins our board of directors on a date other than the date of the annual meeting of stockholders, then in lieu of a full Annual Grant, such non-employee director will be granted a pro-rated portion of the Annual Grant based on the number of full months between the director’s initial election or appointment and such annual meeting of stockholders, which will vest in accordance with the same terms as the Annual Grants. The Initial Grants and Annual Grants (including any pro rata portions thereof) will each expire ten years from the applicable date of grant and have an exercise price per share equal to the fair market value of our common stock on the date of grant.
The table below sets forth the equity awards applicable to our non-employee directors in 2025 and 2026.

Equity Awards for Board Membership	2025	2026
Initial Grant (# of shares subject to stock option)	39,919	34,680
Annual Grant (# of shares subject to stock option)	19,959	17,340

The Initial Grants and the Annual Grants (including any pro rata portions thereof) are subject to full accelerated vesting upon a sale event (as defined in the 2025 Stock Option and Incentive Plan (the “2025 Plan”)).
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year (or such other limits as may be set forth in the 2025 Plan or any successor plan).
We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of our board of directors or any committee thereof.

EXECUTIVE COMPENSATION
This section describes the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”) in 2025, who were Michael Cloonan, M.B.A., our President and Chief Executive Officer, Elena Ridloff, C.F.A., our Chief Financial Officer, and Caroline Stark Beer, M.B.A., our Chief Business Officer. These individuals represent our principal executive officer and our next two most highly compensated executive officers (other than our Chief Executive Officer) who were serving as our executive officers on December 31, 2025. We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our NEOs and is intended to place in perspective the data presented in the tables and narrative that follow.
2025 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our NEOs for services rendered to us in all capacities during the fiscal years ended December 31, 2024 and December 31, 2025.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Cloonan, M.B.A.	2025	646,580	—	5,950,575	374,062	10,000	6,981,217
President and Chief Executive Officer	2024	506,189	—	2,942,192	278,404	—	3,726,785
Elena Ridloff, C.F.A.	2025	506,677	—	2,085,765	254,925	10,000	2,857,367
Chief Financial Officer	2024	449,946	—	652,725	197,976	—	1,300,647
Caroline Stark Beer, M.B.A.(5)	2025	158,945	30,000	5,324,783	71,599	7,569	5,592,896
Chief Business Officer	2024	—	—	—	—	—	—
(1)Amount represents a one-time sign-on bonus of $30,000 paid to Ms. Stark Beer in connection with her commencement of employment in 2025. Pursuant to the terms of her offer letter, the sign-on bonus is subject to repayment if Ms. Stark Beer’s employment terminates under certain circumstances within two years of her start date.
(2)For fiscal years 2024 and 2025, the amounts reported represent the aggregate grant date fair value of stock option awards granted to our NEOs during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 2 of our consolidated financial statements included in our 2025 Annual Report. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. The amounts reported in this column reflect the accounting cost for the stock option award and do not correspond to the actual economic value that may be received by our NEOs upon the vesting of the awards or any sale of the underlying securities.
(3)Amounts reflect bonuses earned based on our achievement of specified performance metrics for the applicable fiscal year pursuant to our non-equity incentive plan.
(4)Amounts reflect employer matching contributions made under the Company’s 401(k) defined contribution plan for 2025.
(5)Ms. Stark Beer was not an NEO for 2024. Ms. Stark Beer commenced employment with us on September 8, 2025, and her annual base salary and bonus for 2025 were pro-rated accordingly.
Narrative Disclosure to Summary Compensation Table
Overview
Our executive compensation program is designed to attract, motivate and retain key employees who we believe best represent our company values and can make significant contributions towards achieving our business purpose. Our program is structured to incentivize our executive team based on the achievement of key performance goals, and to align their interests with those of our stockholders. Under this program, our NEOs’ compensation is based on the achievement of key strategic and business goals that were developed based on our mission. The program consists of a combination of base salary, an annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees and is designed to align our executive compensation program with the interests of our stockholders by reflecting a pay-for-performance philosophy that supports our business strategy. At the same time, our board of directors believes that the program does not encourage excessive risk-taking by management.
Our compensation committee is generally responsible for determining the compensation of our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executive officers, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.
Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without the Chief Executive Officer present.
2025 Salaries
Our NEOs each receive a base salary to compensate them for services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries are reviewed annually, typically in connection with our annual performance review process, and approved by our board of directors or our compensation committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
Our board of directors, or our compensation committee, as applicable, generally review executive officer salaries in December of each year and any adjustment is typically implemented, and effective, on January 1 of the following year. For the fiscal year ended December 31, 2025, the annual base salaries for Mr. Cloonan and Ms. Ridloff were $506,189 and $449,946, respectively, from January 1, 2025 through February 9, 2025, which were increased to $665,000 and $515,000, respectively, effective February 10, 2025, upon successful completion of our initial public offering. The annual base salary for Ms. Stark Beer for the fiscal year ended December 31, 2025, was $505,000, effective upon her commencement of employment on September 8, 2025, and her annual base salary was pro-rated accordingly. Effective January 1, 2026, the annual base salaries for Mr. Cloonan, Ms. Ridloff and Ms. Stark Beer were increased to $695,000, $537,000 and $510,600, respectively.
2025 Annual Bonuses
We maintain an annual cash incentive program designed to reward employees based on our achievement of certain corporate objectives. Our NEOs are eligible to receive annual cash incentive awards pursuant to this program, with a target annual bonus opportunity determined as a percentage of their annual base salary. Bonus payments are based upon the assessment of our performance measured against prospectively determined objectives, as determined by our board of directors or our compensation committee, as applicable, and, for all employees other than our Chief Executive Officer, such employee’s individual performance against their own pre-established individual goals. Our Chief Executive Officer’s bonus payment is based entirely on the Company’s performance relative to the corporate objectives.
For the fiscal year ended December 31, 2025, each NEO was eligible to earn an annual cash bonus based on the achievement of certain corporate performance metrics, with an individual multiplier based on individual performance for Ms. Ridloff and Ms. Stark Beer. Each corporate performance metric was weighted based on a range of 10% to 65%, with the weighted percentages totaling 100%. The corporate performance goals for 2025 annual bonuses for our NEOs related to advancing preclinical and clinical programs, building of our organizational capabilities, and maintaining a strong financial position. The fiscal year 2025 annual bonus targets for Mr. Cloonan, Ms. Ridloff and Ms. Stark Beer were 50%, 40% and 40%, respectively, of their annual base salaries. Effective January 1, 2026, the annual bonus target for Mr. Cloonan was increased to 55% of his annual base salary, to align with market data and median for chief executive officer positions in peer companies.
Our board of directors determined that, for fiscal year 2025, our corporate performance objectives were achieved at 112.5% of target, and based on such corporate performance achievement and, for Ms. Ridloff and Ms. Stark Beer, their individual performance multipliers (110% for Ms. Ridloff and 100% for Ms. Stark Beer), Mr. Cloonan, Ms. Ridloff and

Ms. Stark Beer earned an annual bonus for fiscal year 2025 equal to $374,062, $254,925 and $71,599, respectively, with Ms. Stark Beer’s bonus prorated based on her commencement date with us on September 8, 2025.
Signing Bonus
Ms. Stark Beer received a one-time sign-on bonus of $30,000 as further detailed in “–Executive Employment Arrangements–Offer Letters in Place for Our NEOs” section below. Pursuant to the terms of her offer letter, the sign-on bonus is subject to repayment if Ms. Stark Beer’s employment terminates under certain circumstances within two years of her start date.

Equity-Based Compensation
Each of our NEOs holds outstanding equity awards under our equity incentive plans, including our 2020 Stock Option and Grant Plan, as amended (the “2020 Plan” ), and our 2025 Plan (collectively, the “Equity Plans” ). We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our executives and our stockholders, and enhance executive retention. The market for qualified and talented executives in the biopharmaceutical industry is highly competitive, and we compete for talent with many companies that have greater financial resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. As such, our board of directors or our compensation committee periodically reviews the equity incentive compensation of our executives and may grant equity incentive awards to them from time to time. During the fiscal year ended December 31, 2025, we granted stock option awards to each of our NEOs, as described in more detail in the “Outstanding Equity Awards at Fiscal 2025 Year-End” table.
401(k) Plan
We currently maintain a tax-qualified 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits of the Internal Revenue Code of 1986, as amended (the “Code”). Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) plan including employer matching contributions and earnings on those contributions are not taxable to the employees until distributed from our 401(k) plan. We provide matching contributions under the 401(k) plan, pursuant to a formula determined by us from time to time. For 2025, the Company matched 100% of each participant’s elective deferrals up to the first 4% of eligible compensation, subject to a maximum annual Company matching contribution of $10,000 per participant. These matching contributions are subject to applicable Code limits and terms of the plan. Matching contributions made on behalf of our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our NEOs.
Perquisites or Personal Benefits
We did not provide perquisites or personal benefits to our NEOs during the fiscal year ended December 31, 2025.
Executive Employment Arrangements
We have entered into an offer letter, employee confidentiality, assignment and nonsolicitation agreement, noncompetition agreement, and severance and change in control agreement and/or participation letter (as applicable), with each of our NEOs in connection with their employment with us, each as detailed directly below.
Offer Letters in Place for Our NEOs
Michael Cloonan, M.B.A.
In March 2021, we and Mr. Cloonan entered into an offer letter (the “Cloonan Offer Letter”) and severance and change in control agreement (the “Cloonan Severance Agreement”). Under the Cloonan Offer Letter, Mr. Cloonan is

entitled to receive an annual base salary (which has subsequently been increased as described above), an annual bonus opportunity, and an initial equity grant consisting of 547,343 shares of restricted stock, which vested as to 25% on the first anniversary following Mr. Cloonan’s start date and vested as to the remaining 75% in 36 equal monthly installments thereafter. Mr. Cloonan is also eligible to participate in our employee benefit plans, subject to the terms of such plans, and is entitled to severance benefits and equity acceleration pursuant to the Cloonan Severance Agreement and/or the Severance and Change in Control Plan, which we adopted on February 6, 2025, in connection with our initial public offering (the “Severance Plan”), as applicable. Under the Cloonan Offer Letter, in the event Mr. Cloonan’s employment ceases due to his death or disability, he will be entitled to any earned but unpaid bonus for the year ending prior to the date of such cessation and the prorated portion of his annual target bonus for the year in which such cessation takes place.
Elena Ridloff, C.F.A.
In August 2021, we and Ms. Ridloff entered into an offer letter (the “Ridloff Offer Letter”) and severance and change in control agreement (the “Ridloff Severance Agreement”). Under the Ridloff Offer Letter, Ms. Ridloff is entitled to receive an annual base salary (which has subsequently been increased as described above), a signing bonus (which was paid in 2021), an annual bonus opportunity, and an initial equity grant consisting of an option to purchase 156,046 shares of our common stock, which vested as to 25% on the first anniversary following Ms. Ridloff’s start date and vested as to the remaining 75% in 36 equal monthly installments thereafter. The stock option grant is further detailed in the “Outstanding Equity Awards at Fiscal 2025 Year-End” section below. Ms. Ridloff is also eligible to participate in our employee benefit plans, subject to the terms of such plans, and is entitled to severance benefits and equity acceleration pursuant to the Ridloff Severance Agreement and/or the Severance Plan, as applicable. Under the Ridloff Offer Letter, in the event Ms. Ridloff’s employment ceases due to her death or disability, she will be entitled to any earned but unpaid bonus for the year ending prior to the date of such cessation and the prorated portion of her annual target bonus for the year in which such cessation takes place.
Caroline Stark Beer, M.B.A.
In June 2025, we entered into an offer letter with Ms. Stark Beer (the “Stark Beer Offer Letter”). Under the Stark Beer Offer Letter, Ms. Stark Beer is entitled to receive an annual base salary (which has subsequently been increased as described above), an annual bonus opportunity, and an initial equity grant consisting of an option to purchase 255,000 shares of our common stock, which vests as to 25% on the first anniversary following Ms. Stark Beer’s start date and vests as to the remaining 75% in 36 equal monthly installments thereafter, subject to Ms. Stark Beer’s continued service with us through each applicable vesting date. The stock option grant is further detailed in the “Outstanding Equity Awards at Fiscal 2025 Year-End” section below.
In connection with her appointment, Ms. Stark Beer received a one-time sign-on cash bonus of $30,000 (the “Sign-On Bonus”), which was paid within 30 days of her start date. The Sign-On Bonus is subject to a customary clawback provision. If Ms. Stark Beer voluntarily terminates her employment without “good reason” or her employment is terminated by us for “cause” (as such terms are defined in the Stark Beer Offer Letter), in each case prior to the second anniversary of her start date, she is required to repay the Sign-On Bonus, with 100% of the bonus repayable if such termination occurs prior to the first anniversary of her start date and 50% repayable if such termination occurs between the first and second anniversaries of her start date. No repayment obligation applies after the second anniversary of her start date. Ms. Stark Beer is also eligible to participate in our employee benefit plans, subject to the terms of such plans, and is entitled to severance benefits pursuant to the Severance Plan.
Restrictive Covenant Agreements
Each of Mr. Cloonan, Ms. Ridloff and Ms. Stark Beer has entered into a standard employee confidentiality, assignment and nonsolicitation agreement, pursuant to which each NEO has agreed to covenants relating to confidentiality and assignment of inventions, as well as covenants not to solicit certain of our service providers and customers during the NEO’s employment and for one year after termination of employment. In 2025, each of our NEOs also entered into a non-competition agreement with us, pursuant to which each NEO must comply with certain non-competition obligations following termination of employment.
Severance and Change in Control Agreements
Each of the Cloonan Severance Agreement and the Ridloff Severance Agreement (collectively, the “Severance Agreements”), provides that upon a “terminating event” (i.e., a termination by us for any reason other than due to “cause,” death or “disability,” or a resignation for “good reason”) outside of a “change in control period” (i.e., the period on or within 12 months after the date of a “change in control”), Mr. Cloonan and Ms. Ridloff, respectively, will be entitled to receive, subject to the execution and delivery of an irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (i) 12 months of base salary; (ii) earned but unpaid bonus for the year prior to the year of termination; (iii) a prorated annual target bonus for the year of termination; (iv) subject to timely COBRA election, the share of such individual’s health premium payments in an amount equal to what we pay for active employees until the earlier of (A) the one-year anniversary of the date of termination and (B) the date coverage under another health and dental insurance plan is obtained; and (v) with respect to any equity grants held, (A) 12 months’ acceleration of vesting of any time-based stock option and stock awards; provided, that such options and awards were held by Mr. Cloonan or Ms. Ridloff, respectively, prior to February 6, 2025, (B) for any performance-based stock options and stock awards, treatment as set forth in the applicable award agreement and (C) 12 months’ extension of any post-termination exercise period for options held prior to February 6, 2025. The amounts payable under (i) through (iii) shall be paid out in substantially equal installments in accordance with our payroll practice over 12 months commencing within 60 days after the date of termination.
Upon a terminating event within a change in control period, the Severance Agreements provide that the relevant individual will be entitled to receive, in lieu of the above, subject to the execution and delivery of an irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (i) 100% of the individual’s annual base salary; (ii) earned but unpaid bonus for the year prior to the year of termination; (iii) 100% of the individual’s annual target bonus for the year of termination; (iv) subject to the individual’s timely COBRA election, full health premium payments until the earlier of (A) the 18-month anniversary of the date of termination and (B) the date that the individual obtains coverage under another health and dental insurance plan; and (v) with respect to equity grants, (A) full acceleration of vesting of any time-based stock option and stock awards; provided, that such options and awards were held by the individual prior to February 6, 2025, (B) for any performance-based stock options and stock awards, treatment as set forth in the applicable award agreement, and (C) 12 months’ extension of any post-termination exercise period for options held by the individual prior to February 6, 2025. The amounts payable under (i) through (iii) shall be paid out in a lump sum within 60 days after the date of termination.
Pursuant to each of the Severance Agreements, any payments and benefits provided to Mr. Cloonan or Ms. Ridloff in connection with a change in control that would otherwise not be eligible for a federal income tax deduction for us pursuant to Section 280G of the Code, and subject the individual to an excise tax under Section 4999 of the Code, shall be reduced, but only if such reduction would result in the individual retaining a larger portion of such payments and benefits on an after-tax basis than if no reduction was made and the excises taxes had been paid (also known as a 280G modified cutback).
Severance and Change in Control Plan
The Severance Plan became effective in connection with our initial public offering. Employees with the job title of vice president and above at the time of termination (or, if applicable, “change in control” (as defined in the Severance Plan)) who have executed a participation agreement (each, an “Eligible Employee”), are eligible to participate in the Severance Plan.
At any time outside of a change in control period (as defined below), the Severance Plan provides that, upon a (i) termination by us for any reason other than due to “cause,” death or “disability” (as such terms are defined in the Severance Plan) or (ii) for an Eligible Employee with a C-level position who reports directly to our Chief Executive Officer (each, an “Executive”), resignation for “good reason” (as defined in the Severance Plan), an Eligible Employee or Executive will be entitled to receive, subject to the execution and delivery of an irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (A) (x) 12 months of continued base salary for our Chief Executive Officer and (y) nine months of continued base salary for each of our Executives and senior vice presidents, (B) a prorated target bonus for each of our Executives and senior vice presidents and (C) if the Eligible Employee elects to continue health and dental insurance coverage following such termination, an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable Executive if he or she had remained employed by us for up to (x) 12 months for our Chief Executive Officer and (y) nine months for each of our Executives and senior vice presidents. The payments under (A) and (C), as applicable, will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer and nine months for each of our Executives and senior vice presidents, and the payments under (B) are payable upon the first installment of such payments in accordance with our payroll practice. A “change in control” period means the period commencing upon a change in control (as defined in the Severance Plan) and ending 12 months after such change in control.

At any time during a change in control period, the Severance Plan provides that, upon a (i) termination by us for any reason other than due to cause, death or disability or (ii) for Executives, resignation for good reason, an Eligible Employee will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (A) for our Chief Executive Officer, a lump sum cash amount equal to (x) 1.5x the sum of his base salary and target bonus, (y) for each of our Executives and senior vice presidents, 1x the sum of the base salary and target bonus for such individual and (z) for each of our vice presidents, 0.75x the sum of the base salary and the target bonus, (B) if the Eligible Employee elects to continue health and dental insurance coverage following such termination, an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable Executive if he or she had remained employed by us for (x) 18 months for our Chief Executive Officer, (y) 12 months for each of our Executives and senior vice presidents and (z) nine months for each of our vice presidents, and (C) for all outstanding and unvested equity awards of Sionna that are subject to time-based vesting held by an Eligible Employee, full accelerated vesting of such awards; provided, that any equity awards with performance-based vesting will be treated as specified in the applicable award agreement.
The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the NEOs, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.
The Severance Plan fully supersedes and replaces all previous severance and change in control plans, policies, arrangements, and agreements, except that if an Eligible Employee is party to a fully-executed offer letter, employment agreement, severance or change in control agreement with Sionna (each, an “Existing Employment Agreement”), e.g., the Severance Agreements described above, that, as of February 6, 2025, provides for more favorable terms or provisions than provided under the Severance Plan, then the more favorable definition, term or provision, or relevant combination thereof, will be applicable for the benefit of the Eligible Employee; provided, however, that (i) there is no duplication of benefits; (ii) a more favorable definition of “cause” under an employee non-competition agreement shall not apply for purposes of “cause” as used in the Severance Plan, and (iii) the following provisions under any Existing Employment Agreement will continue to apply to any equity awards granted before (but not after) February 6, 2025: (A) extending the time for exercising any stock-based awards beyond 3 months following a termination of service (other than due to death or disability), (B) providing for acceleration of vesting of unvested equity award(s) upon a termination of employment prior to a change in control or other sales transaction of Sionna; and/or (C) providing for “single trigger” acceleration of vesting of unvested equity award(s) upon a change in control or other sales transaction of Sionna.
Outstanding Equity Awards at Fiscal 2025 Year-End
The following table sets forth information concerning all outstanding equity awards held by our NEOs as of December 31, 2025.

			Option awards(1)
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Michael Cloonan, M.B.A.	3/2/2022	2/2/2022	118,606	13,853	(2)	6.11	3/1/2032
	3/13/2024	3/4/2024	287,430	369,554	(2)	6.11	3/12/2034
	2/06/2025	2/6/2025	93,802	356,450	(3)	18.00	2/05/2035
Elena Ridloff, C.F.A.	9/17/2021	9/14/2021	32,509	—	(4)	0.78	9/16/2031
	3/2/2022	2/2/2022	105,038	4,567	(2)	6.11	3/1/2032
	3/13/2024	3/4/2024	63,766	81,985	(2)	6.11	3/12/2034
	2/06/2025	2/6/2025	32,879	124,941	(3)	18.00	2/05/2035
Caroline Stark Beer, M.B.A.	10/1/2025	9/8/2025	—	255,000	(5)	28.47	9/30/2035

(1)Each equity award is subject to the terms of our Equity Plans.
(2)The shares underlying this stock option award, granted under our 2020 Plan, vest in 48 equal monthly installments over a four-year period following the vesting commencement date, in each case, subject to the NEO’s continuous “service relationship” (as defined in the 2020 Plan) with us through each applicable vesting date. Under the applicable award agreement, the shares underlying this option will become fully vested upon a sale event (as defined in the 2020 Plan). Notwithstanding the foregoing, this award is also subject to acceleration of vesting benefits as set forth in the NEO’s Severance Agreement and/or the Severance Plan, as applicable.
(3)The shares underlying this stock option award, granted under our 2025 Plan, vest in 48 equal monthly installments over a four-year period following the vesting commencement date, in each case, subject to the NEO’s continuous “service relationship” (as defined in the 2025 Plan) with us through each applicable vesting date. Under the applicable award agreement, the shares underlying this option will become fully vested upon a sale event (as defined in the 2025 Plan). Notwithstanding the foregoing, this award is also subject to acceleration of vesting benefits as set forth in the NEO’s Severance Agreement and/or the Severance Plan, as applicable.
(4)Represents fully vested shares subject to such stock option award, granted under our 2020 Plan.
(5)The shares underlying this stock option award, granted under our 2025 Plan, vest over a four-year period as follows: 25% of such shares vest on the first anniversary of the vesting commencement date, and the remaining 75% of the shares vest in 36 equal monthly installments thereafter, in each case, subject to the NEO’s continuous “service relationship” (as defined in the 2025 Plan) with us through each applicable vesting date. Under the applicable award agreement, the shares underlying this award will become fully vested upon a sale event (as defined in the 2025 Plan). Notwithstanding the foregoing, this award is also subject to acceleration of vesting benefits as set forth in the Severance Plan.
Policy Regarding Timing of Equity Grants
Our compensation committee, board of directors, or their delegate generally grant annual equity awards, including stock option grants to our NEOs, in the first quarter of each fiscal year, which are effective upon the date such grants are approved or a later specified date. In addition, equity awards granted to new hires or in connection with a promotion are typically effective on the first day of the month following the date on which the grantee’s employment begins or promotion occurs.
During 2025, our board of directors and compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to our NEOs during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that disclosed material nonpublic information.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(1)	5,767,799	$12.01	2,393,345	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,767,799	$12.01	2,393,345
(1)Includes our 2020 Plan, 2025 Plan and our 2025 Employee Stock Purchase Plan (the “2025 ESPP”).
(2)The weighted average exercise price is calculated based solely on outstanding stock options.
(3)Consists of 2,393,345 shares of our common stock available for issuance under the 2025 Plan as of December 31, 2025, which number excludes 1,788,943 shares that were added to the 2025 Plan as a result of the automatic annual increase on January 1, 2026. The number of shares of common stock reserved and available for issuance under the 2025 Plan is subject to an automatic annual increase on the first day of each year beginning in 2026 and ending in 2035, equal to the lesser of (i) four percent of the number of shares of common stock issued and outstanding on the last day of the immediately preceding fiscal year and (ii) such lesser number of shares of common stock as determined by the board of directors or the compensation committee. This number will be subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other change in our capitalization. The shares of common stock underlying any award granted under the 2025 Plan or the 2020 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2025 Plan.
As of December 31, 2025, a total of 390,127 shares of our common stock have been reserved for issuance pursuant to the 2025 ESPP. No offerings have been made under the 2025 ESPP. The number of shares of common stock reserved and available under the 2025 ESPP is subject to an automatic annual increase on the first day of each year beginning in 2026 and ending in 2035 equal to the lesser of (i) 780,254 shares of common stock, (ii) one percent of the number of shares of common stock issued and outstanding on the last day of the immediately preceding fiscal year and (iii) such number of shares as may be determined by the board of directors. This number will be subject to adjustment in the event of a subdivision of outstanding shares of common stock, the payment of a dividend in common stock or any other change affecting the common stock.
As of February 6, 2025, we ceased making grants under the 2020 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at December 31, 2024 and 2025) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Series C Preferred Stock Financing
On March 4, 2024, in an initial closing and a subsequent closing, we issued and sold 17,717,162 and 911,808 shares of our Series C convertible preferred stock, par value $0.001 per share (“Series C preferred stock”), respectively, representing an aggregate of 18,628,970 shares of Series C preferred stock, at a purchase price of $9.762 per share, for an aggregate purchase price of approximately $181.9 million.
Each outstanding share of Series C preferred stock converted into shares of common stock at a ratio of 1-for-1.4611 immediately prior to the completion of our initial public offering. The following table summarizes the shares of our Series C preferred stock issued to our related parties:

Purchasers(1)	Shares of Series C Preferred Stock	Total Purchase Price
Entities affiliated with Atlas Venture(2)	1,153,967	$11,265,026
OrbiMed Private Investments VIII, LP(3)	2,048,760	$19,999,995
Entities affiliated with RA Capital(4)	5,456,093	$53,262,380
Sionna Aggregator, LP(5)	2,817,045	$27,499,993
Entities affiliated with TPG Growth(6)	1,765,541	$17,235,211
Entities affiliated with Viking Global Opportunities(7)	2,560,950	$24,999,994
_______________
(1)Additional details regarding these stockholders and their equity holdings are included in this proxy statement under the section “Security Ownership of Certain Beneficial Owners and Management.”
(2)Consists of (i) 61,463 shares of Series C preferred stock held by Atlas Venture Fund XI, L.P. and (ii) 1,092,504 shares of Series C preferred stock held by Atlas Venture Opportunity Fund II, L.P. Entities affiliated with Atlas Ventures beneficially own more than 5% of our outstanding capital stock. Bruce Booth, D.Phil., a member of our board of directors, is a general partner at Atlas Ventures.
(3)OrbiMed beneficially owns more than 5% of our outstanding capital stock. Peter A. Thompson, M.D., a member of our board of directors, is a member at OrbiMed.
(4)Consists of (i) 4,364,874 shares of Series C preferred stock held by RA Capital Healthcare Fund, L.P. and (ii) 1,091,219 shares of Series C preferred stock held by RA Capital Nexus Fund, L.P. Entities affiliated with RA Capital beneficially own more than 5% of our outstanding capital stock. Joshua Resnick, M.D., M.B.A., a member of our board of directors, is a partner at RA Capital.
(5)Sionna Aggregator, LP beneficially owns more than 5% of our outstanding capital stock. Sionna Aggregator, LP is an affiliate of Enavate Sciences. H. Edward Fleming, Jr., M.D., a member of our board of directors, is an executive vice president of commercialization at Enavate Sciences.
(6)Consists of 1,765,541 shares of Series C preferred stock held by The Rise Fund Sling II, L.P. Entities affiliated with TPG Growth beneficially own more than 5% of our outstanding capital stock. Lucian Iancovici, M.D., a member of our board of directors, is a managing director at TPG Growth.
(7)Consists of (i) 1,715,837 shares of Series C preferred stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP and (ii) 845,113 shares of Series C preferred stock held by Viking Global Opportunities Drawdown (Aggregator) LP. Entities affiliated with Viking Global Opportunities beneficially own more than 5% of our outstanding capital stock.

Participation in our Initial Public Offering
Our existing stockholders, including certain affiliates of our directors, purchased an aggregate of 3,410,000 shares of our common stock in our initial public offering in February 2025, at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and five percent stockholders and their affiliates and the aggregate purchase price paid for such shares.

Stockholder	Shares of Common Stock	Total Purchase Price
Entities affiliated with TPG Growth(1)	1,125,000	$20,250,000
Entities affiliated with RA Capital(2)	1,125,000	$20,250,000
Entities affiliated with Atlas Venture(3)	60,000	$1,080,000
Entities affiliated with OrbiMed(4)	550,000	$9,900,000
Sionna Aggregator, LP(5)	550,000	$9,900,000
(1)Entities affiliated with TPG Growth hold five percent or more of our capital stock. Lucian Iancovici, M.D., a member of our board of directors, is a managing director at TPG Growth.
(2)Entities affiliated with RA Capital hold five percent or more of our capital stock. Joshua Resnick, M.D., M.B.A., a member of our board of directors, is a partner at RA Capital.
(3)Entities affiliated with Atlas Venture hold five percent or more of our capital stock. Bruce Booth, D.Phil., a member of our board of directors, is a general partner at Atlas Venture.
(4)Entities affiliated with OrbiMed hold five percent or more of our capital stock. Peter A. Thompson, M.D., a member of our board of directors, is a member at OrbiMed.
(5)Sionna Aggregator, LP holds five percent or more of our capital stock. Sionna Aggregator, LP is an affiliate of Enavate Sciences. H. Edward Fleming, Jr., M.D., a member of our board of directors, is an executive vice president of commercialization at Enavate Sciences.
Employment Arrangements
We have entered into employment agreements with certain of our NEOs, and granted stock options to our NEOs and certain of our directors, as more fully described in “Executive Compensation” and “Director Compensation.”
Investors’ Rights Agreement
In March 2024, we entered into a third amended and restated investors’ rights agreement (the “investors’ rights agreement”) with certain holders of more than 5% of our outstanding capital stock. This investors’ rights agreement provides certain holders of our preferred stock with certain rights, including certain registration rights with respect to the registrable securities held by them.
Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.
Related Person Transaction Policy
Our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any series of our common stock and any members of the immediate family of any of the foregoing persons, are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any series of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 21, 2026 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 45,142,330 shares of our common stock outstanding as of April 21, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater-than-five Percent Stockholders:
Entities affiliated with RA Capital, L.P.(1)	10,071,712	22.3%
Entities affiliated with TPG Growth(2)	6,684,962	14.8%
OrbiMed Private Investments VIII, L.P.(3)	2,967,722	6.6%
Entities affiliated with Viking Global Opportunities(4)	2,952,754	6.5%
Sionna Aggregator, LP(5)	2,478,030	5.5%
Atlas Venture Fund XI, L.P(6)	3,084,480	6.8%
Named Executive Officers and Directors:
Michael Cloonan, M.B.A., President, Chief Executive Officer, and Director(7)	1,244,865	2.7%
Caroline Stark Beer, M.B.A., Chief Business Officer(8)	14,514	*
Elena Ridloff, C.F.A., Chief Financial Officer(9)	332,468	*
Bruce Booth, D.Phil.(10)	19,959	*
Paul Clancy, M.B.A.(11)	176,694	*
H. Edward Fleming, Jr., M.D.(10)	19,959	*
Lucian Iancovici, M.D.	—	*
Joshua Resnick, M.D., M.B.A.(10)	19,959	*
Marcella Kuhlmann Ruddy, M.D.(12)	33,265	*
Laurie Stelzer, M.B.A.(13)	34,785	*
Peter A. Thompson, M.D.(10)	19,959	*
Joanne Louise Viney, Ph.D.(12)	33,265	*
All executive officers and directors as a group (14 persons)(14)		5.1%
*Represents beneficial ownership of less than one percent.

(1)Information herein is based solely on a Schedule 13D filed with the SEC on November 7, 2025 by RA Capital Management, L.P. (“RACM”), Peter Kolchinsky, Rajeev Shah, RA Capital Healthcare Fund, L.P. (“RACHF”), and RA Capital Nexus Fund III, L.P. (“Nexus III”). Consists of (i) 6,905,625 shares of common stock held by RACHF, (ii) 715,988 shares of common stock held by RA Capital Nexus Fund, L.P. (“Nexus”), (iii) 2,240,708 shares of common stock held by Nexus III and (iv) 209,391 shares of common stock held directly by a separately managed account (the “Account”). RACM is the investment adviser to RACHF, Nexus, Nexus III and the Account. RA Capital Management GP, LLC (“RACM GP”) is the general partner of RACM. Peter Kolchinsky and Rajeev Shah are the managing members of RACM GP and may be deemed to have voting and investment power over the shares held by RACHF, Nexus, Nexus III and the Account. Each of RACM, RACM GP, Peter Kolchinsky and Rajeev Shah disclaim beneficial ownership of the shares owned by RACHF, Nexus, Nexus III and the Account, except to the extent of their pecuniary interest therein, if any. The address for each of these entities and individuals is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(2)Information herein is based solely on a Schedule 13D filed with the SEC on February 18, 2025 by TPG GP A, LLC, James G. Coulter, and Jon Winkelried. Consists of (i) 5,476,598 shares of common stock held by The Rise Fund Sling, L.P., a Delaware limited partnership (“RFS”), and (ii) 1,208,364 shares of common stock held by The Rise Fund Sling II, L.P., a Delaware limited partnership (“RFS II”). The general partner of each of RFS and RFS II is The Rise Fund SPV GP, LLC, whose managing member is The Rise Fund GenPar, L.P., whose general partner is The Rise Fund GenPar Advisors, LLC, whose sole member is TPG Operating Group I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Operating Group II, L.P., whose general partner is TPG Holdings II-A, LLC, whose sole member is TPG GPCo, LLC, whose sole member is TPG Inc., whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held collectively by (i) TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, (ii) Alabama Investments (Parallel), LP, whose general partner is Alabama Investments (Parallel) GP, LLC (“Alabama Investments”), (iii) Alabama Investments (Parallel) Founder A, LP, whose general partner is Alabama Investments, and (iv) Alabama Investments (Parallel) Founder G, LP, whose general partner is Alabama Investments. The managing member of each of TPG Group Holdings (SBS) Advisors, LLC and Alabama Investments is TPG GP A, LLC, which is controlled by entities owned by Messrs. Bonderman, Coulter and Winkelried. Lucian Iancovici, M.D. is a managing director with TPG Growth and a member of our board of directors. Each of Messrs. Bonderman, Coulter, Winkelried and Iancovici disclaim beneficial ownership of the securities held by RFS and RFS II except to the extent of their pecuniary interest therein. The address of each of these entities and individuals is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(3)Information herein is based solely on a Schedule 13D/A filed with the SEC on April 20, 2026 by OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital GP VIII LLC (“GP VIII”). Consists of 2,967,722 shares of common stock held by OrbiMed Private Investments VIII, L.P. (“OPI VIII”). GP VIII is the general partner of OPI VIII. OrbiMed Advisors is the managing member of GP VIII, pursuant to the terms of the limited liability company agreement of GP VIII. GP VIII and OrbiMed Advisors share the power to direct the voting and disposition of the shares held by OPI VIII and may be deemed to be the beneficial owners of the shares held by OPI VIII. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VIII. The address for each of these entities and individuals is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(4)Information herein is based solely on a Schedule 13G filed with the SEC on February 14, 2025 by Viking Global Investors LP (“VGI”), Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund”), Viking Global Opportunities Drawdown GP LLC, Viking Global Opportunities Drawdown Portfolio GP LLC (the “Drawdown GP”), Viking Global Opportunities Drawdown (Aggregator) LP (the “Drawdown Fund”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet. Consists of (i) 1,894,346 shares of common stock directly owned by Opportunities Fund and (ii) 1,058,408 shares of common stock directly owned by the Drawdown Fund. Viking Global Opportunities Portfolio GP LLC (the “Opportunities GP”) is the general partner of Opportunities Fund and has the power to direct the voting and disposition of the shares held by Opportunities Fund. Viking Global Opportunities Drawdown GP LLC is the general partner of the Drawdown Fund and has the power to direct the voting and disposition of the shares held by the Drawdown Fund. VGI, which provides managerial services to the Drawdown Fund and the Opportunities Fund, has the power to direct the voting and disposition of the shares held by the Opportunities Fund and the Drawdown Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities Parent GP LLC, the sole member of each of (a) Viking Global Opportunities Drawdown GP LLC (which is the sole member of the Drawdown GP) and (b) Viking Global Opportunities GP LLC (which is the sole member of the Opportunities GP), have shared authority to direct the voting and disposition of investments beneficially owned by VGI, the Opportunities GP and the Drawdown GP, respectively. The address of each of these entities and individuals is c/o Viking Global Investors LP, 600 Washington Blvd., Floor 11, Stamford, CT 06901.
(5)Information herein is based solely on a Schedule 13D filed with the SEC on February 18, 2025 by Enavate Sciences GP, LLC (“Enavate GP”) and Sionna Aggregator, LP (“Sionna Aggregator”). Consists of 2,478,030 shares of common stock held by Sionna Aggregator. Enavate GP is the general partner of Sionna Aggregator. The managers of Enavate GP, Jim Momtazee, Laura Furmanski, Neel Varshney and James P. Boylan, share the power to direct the voting, investment and disposition of the shares held by Sionna Aggregator. H. Edward Fleming, Jr., M.D. is an executive vice president at Enavate GP and a member of our board of directors. Each of Ms. Furmanski and Messrs. Momtazee, Varshney, Boylan and Fleming expressly disclaims beneficial ownership of the shares held by Sionna Aggregator. The address for Enavate GP is 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025, and the address for Sionna Aggregator is 106 W 56th Street, 8th Floor, New York, NY 10019.
(6)Information herein is based solely on a Schedule 13D/A filed with the SEC on October 20, 2025 by Atlas Venture Fund XI, L.P. (“AVF XI”), Atlas Venture Associates XI, L.P., Atlas Venture Associates XI, LLC, Atlas Venture Opportunity Fund II, L.P. (“AVOF II”), Atlas Venture Associates Opportunity II, L.P., and Atlas Venture Associates Opportunity II, LLC. Consists of (i) 2,382,495 shares of common stock held by AVF XI and (ii) 701,985 shares of common stock held by AVOF II. Atlas Venture Associates XI, L.P. is the general partner of AVF XI and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. The members of Atlas Venture Associates XI, LLC collectively make investment decisions on behalf of Atlas Venture Associates XI, LLC. Each of AVF XI, Atlas Venture Associates XI, L.P. and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by AVF XI. Atlas Venture Associates Opportunity II, L.P. is the general partner of AVOF II, and Atlas Venture Associates Opportunity II, LLC is the general partner of Atlas Venture Associates Opportunity II, L.P. The members of Atlas Venture Associates Opportunity II, LLC collectively make investment decisions on behalf of Atlas Venture Associates Opportunity II, LLC. Each of AVOF II, Atlas Venture Associates Opportunity II, L.P., and Atlas Venture Associates Opportunity II, LLC may be deemed to beneficially own the shares held by AVOF II. Dr. Booth is a member of each of Atlas Venture Associates XI, LLC and Atlas Venture Associates Opportunity II, LLC, and a member of our board of directors. Dr. Booth expressly disclaims beneficial ownership of the shares owned by AVF XI and AVOF II, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is 300 Technology Square, 8th Floor, Cambridge, MA 02139.
(7)Consists of (i) 547,343 shares of restricted common stock and (ii) 697,522 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(8)Consists of 14,514 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(9)Consists of (i) 38,532 shares of common stock and (ii) 293,936 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(10)Consists of 19,959 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(11)Consists of 176,694 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(12)Consists of 33,265 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(13)Consists of 34,785 shares of common stock subject to options exercisable within 60 days of April 21, 2026.
(14)See footnotes 7 through 13 above. Also includes (i) 28,415 shares of restricted common stock and (ii) 252,549 shares of common stock subject to options exercisable within 60 days of April 21, 2026, held by Charlotte McKee and 93,795 shares of common stock subject to options exercisable within 60 days of April 21, 2026, held by Jennifer Fitzpatrick.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Sionna’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Sionna’s independent registered public accounting firm, (3) the performance of Sionna’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.
Management is responsible for the preparation of Sionna’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Sionna Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Sionna for the fiscal year ended December 31, 2025. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Sionna be included in Sionna’s 2025 Annual Report that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SIONNA THERAPEUTICS, INC.
Laurie Stelzer, M.B.A., Chairperson
Paul Clancy, M.B.A.
H. Edward Fleming, Jr., M.D.
April 27, 2026

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer, telephone: (617) 819-2020. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2026. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the Notice or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 17, 2027 and no later than March 19, 2027. Stockholder proposals and the required notice should be addressed to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Corporate Secretary.
To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination for the 2026 annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V95792-P48504 01)&#9; H. Edward Fleming, Jr., M.D. 02)&#9; Marcella Kuhlman Ruddy, M.D. 03)&#9; Peter A. Thompson, M.D. 04)&#9; Joanne Louise Viney, Ph.D. SCAN TO VIEW MATERIALS & VOTEw Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof. &#9; Nominees: 2.&#9; To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. ! ! ! For All Withhold All For All Except For Against Abstain ! !! SIONNA THERAPEUTICS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: SIONNA THERAPEUTICS, INC. 21 HICKORY DRIVE, SUITE 500 WALTHAM, MA 02451 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SION2026 If you have registered in advance, you may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. STOCKHOLDER MEETING REGISTRATION In order to attend the meeting, you must register in advance at www.proxyvote.com by 11:59 p.m. Eastern Time on June 16, 2026. 1.&#9; To elect four class II directors to serve until our 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V95793-P48504 SIONNA THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 2026, 12:00 P.M., EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Michael Cloonan, Elena Ridloff and Jennifer Fitzpatrick, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sionna Therapeutics, Inc. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held on June 17, 2026, at 12:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/SION2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side